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                                                                    Exhibit 10.9

                                SERVICE CONTRACT

1.   INTRODUCTION

This Contract is made between Diamond Cable (Nottingham) Ltd, the Employer and Stephen Rowles, the Employee. The purpose of the Contract is to establish an employment relationship between the two parties.

2.   SERVICE CONTRACT PERIOD

The Contract is made for a fixed-term period commencing 1 April 1996 until 1 July 1999. It will continue beyond it's fixed term unless or until notice is given in accordance with paragraph 9. Your employment with Diamond Cable commenced on 17 February 1992. No previous service counts towards this continuous period of employment.

3.   JOB TITLE & PLACE OF WORK

The Employee's job title will be Director of Telecommunications. The immediate supervisor is Mr G Davis, Managing Director. Your normal place of work will be Diamond Plaza, Daleside Road, Nottingham although you may be required to work elsewhere within the Diamond Cable operating area.

4.   HOURS OF WORK

The Employee will attend for work for those hours necessary for the successful undertaking of his job and as may, from time to time, be laid down by the Company.

5.   DUTIES

Under the terms of this Contract, the Employee will perform those duties specifically required by the Employer. The Employee will perform those specific duties in a way commensurate with the Telecom Director's position. any variation to specific duties will be discussed and agreed by both parties to the Contract prior to their introduction.

6.   SALARY

The basic salary applicable to this Contract is pound sterling 75,000 per annum, paid monthly in arrears on the final day of the month. Salary will be reviewed on 1st January each year dependant upon performance, the responsibilities of the post and other relevant factors. In addition to basic annual salary, the Employee will receive commission and bonus payments based upon criteria agreed from time to time. In the first twelve months of the existence of this contract, the on-target earnings will be pound sterling 100,000 per annum with a maximum earnings of pound sterling 125,000 per annum.

Continued...

Diamond Cable Communications is the business name of Diamond Cable (Nottingham) Limited, a member of the Diamond Cable Communications Group of companies
Diamond Plaza Daleside Road Nottingham NG2 3GG Telephone: (0115) 952 2222
Facsimile: (0115) 912 2211

LOGO
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7.   BENEFITS

The following benefits will apply to this Contract:

a.   Holidays       -- 20 days plus 8 statutory days per calendar year

b.   Pension        -- a 6% contribution to the Personal Pension Scheme set up by the Company. A contribution of at least 4% will be payable by the Employee

c.   Life Insurance -- life cover of 3 times the basic annual salary payable on the death of the Employee during the Contract period

d.   Nett Pay
     Scheme         -- in the event of prolonged absence through
                       illness or accident (more than 28 continuous days), payments at the rate of 90% of nett pay will be payable to the Employee, subject to the rules of Nett Pay Group Long Term Disability Insurance Scheme

e.   Company
     Vehicle        -- the Employer will provide the Employee with a
                       motor vehicle for his business and personal use. The vehicle will be fully expensed and of a type in accordance with the Employer's Car Policy

f.   Medical
     Cover          -- the Employer will provide the Employee, his or her
                       spouse and any children under the age of 18 years, with private medical cover for the duration of this contract

g.   Sickness
     Benefits       -- a.   the Company will continue to pay the Employer
                       at his normal rate of pay during any period of absence through sickness or injury up to an aggregate maximum of 40 days in any calendar year during the first six calendar years of the Employment and up to an aggregate maximum of 60 days in any calendar year thereafter

                       b. statutory sick pay (SSP) will be paid by the Company appropriate in accordance with legislation in force at the time of absence. Any payment made by the Company will discharge its obligation to pay SSP


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7.   BENEFITS (Contd)

g.   Sickness Benefits     c.   the Employee will not be paid in respect of any
                                period during which he has been absent (other than by reason of sickness or injury) without leave

                           d. the Company reserves the right to require the Employee to undergo a medical examination by a doctor appointed by the Company at any time

8.   EXISTING PROCEDURES

All policy procedures and customs and practise in existence at the inception of the Contract will be maintained during it's existence. Any variation will be the subject of separate agreement outside of this Contract.

9.   NOTICE

a. The Contract will operate for the fixed term period in paragraph 2. Notice to terminate can be given by either party, such notice will be of twenty four months duration except in the special circumstances identified in paragraph b. below.

b. There will be a special provision covering notice which allows the Employee to give three months notice to terminate this Contract in favour of any option to take up employment with European Cable Capital Partners or a company under their direction or control. This provision will take precedent over paragraph 9a. above if exercised and will be an option to be taken solely at the discretion of the Employee only.

10.  GRIEVANCE

a. If, at any time, the Employee has any grievance relating to the Employment, he may seek redress orally or in writing by the Managing Director. The decision of the Managing Director will be final and binding in this respect.

b. The Disciplinary Rules and Procedures applicable to Diamond Cable (Nottingham) Ltd shall apply to the Employee in respect of this Contract.



Signed on behalf of
                    -----------------------------
                    DIAMOND CABLE (NOTTM) LTD


Signed              -----------------------------
                    EMPLOYEE


Dated               -----------------------------